UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2025

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Commerce Street
Smithfield, VA 23430
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (757) 365-3000
N/A
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SFD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On February 12, 2025, Smithfield Foods, Inc. (the “Company”) entered into a Credit Agreement with certain subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the arrangers, bookrunners and other agents party thereto (the “Revolving Credit Agreement”), which refinanced and replaced that certain existing Second Amended and Restated Credit Agreement, dated as of May 21, 2021, among the Company, the lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and the other parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Refinanced Credit Agreement”). The Refinanced Credit Agreement and all commitments thereunder were terminated effective upon the Company’s entry into the Revolving Credit Agreement.
The Revolving Credit Agreement, among other things, provides for aggregate revolving commitments, on a senior unsecured basis, of $2.1 billion (the “Revolving Credit Facility”) and matures on February 12, 2030, with two one-year extension options subject to obtaining the lenders’ consent and satisfaction of certain other customary conditions. The Revolving Credit Facility includes a $250 million subfacility for borrowings in certain approved foreign currencies and a $200 million subfacility for the issuance of letters of credit. Interest on borrowings under the Revolving Credit Agreement will accrue and be payable, at the Company’s option, at an annual rate equal to (a) Term SOFR (or, (i) in the case of an approved foreign currency, the “Adjusted Eurocurrency Rate” and (ii) in the case of unavailability of Term SOFR, Daily SOFR) (each as defined in the Revolving Credit Agreement) or (b) the alternate base rate plus, in each case, the applicable spread as described below. A commitment fee as described below will be payable quarterly in arrears based on the average daily amount of the undrawn portion of the commitments under the Revolving Credit Facility for the preceding quarter. In addition, fees will be payable on outstanding letters of credit at a per annum rate as described below. Each of the applicable spread for borrowings, the commitment fee and the letter of credit fee will be the percentage set forth in the following chart that is determined based on the Company’s senior, unsecured non-credit enhanced long-term debt rating from S&P, Moody’s and/or Fitch, as applicable.

Pricing Level	Applicable Debt Rating (S&P / Moody’s / Fitch)	Commitment Fee	Applicable Spread for Term SOFR / Daily SOFR / Eurocurrency Rate Loans; Letter of Credit Fee	Applicable Spread for Base Rate Loans
I	≥ A- / A3 / A-	0.090%	0.875%	0.000%
II	BBB+ / Baa1 / BBB+	0.100%	1.000%	0.000%
III	BBB / Baa2 / BBB	0.125%	1.125%	0.125%
IV	BBB- / Baa3 / BBB-	0.150%	1.250%	0.250%
V	< BB+ / Ba1 / BB+	0.225%	1.500%	0.500%
Certain direct and indirect domestic subsidiaries of the Company that guarantee or are otherwise obligated in respect of other indebtedness of the Company in an aggregate principal amount exceeding $150 million are required to guarantee the obligations of the Company under the Revolving Credit Agreement. As of the date of the Revolving Credit Agreement, there were no subsidiary guarantors.
The Revolving Credit Agreement contains affirmative and negative covenants customary for financings of this type, including negative covenants limiting indebtedness; liens; mergers and other fundamental changes; changes in the nature of the business and transactions with affiliates, in each case subject to certain exceptions.
In addition, the Revolving Credit Agreement requires the Company to maintain (i) a maximum debt to capitalization ratio of not greater than 50.0%, which, at the Company’s election, shall be increased to 55.0% in the event of a Material Acquisition (as defined in the Revolving Credit Agreement) with respect to the last day of the fiscal quarter during which such Material Acquisition shall have been consummated and the last day of each immediately following three consecutive quarters and (ii) a consolidated interest expense coverage ratio (consolidated EBITDA to consolidated interest expense, each as defined in the Revolving Credit Agreement) of at least 3.50 to 1.00.
The Revolving Credit Agreement contains events of default customary for facilities of this type, such as non-payment of debt obligations, violation of affirmative or negative covenants, material inaccuracy of representations, non-payment of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, change of control and failure of any loan document to remain in full force and effect.
The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.
Item 1.02.    Termination of a Material Definitive Agreement.
The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Refinanced Credit Agreement and all commitments thereunder effective upon the Company’s entry into the Credit Agreement on February 12, 2025 is hereby incorporated by reference into this Item 1.02. The Refinanced Credit Agreement, as amended, is attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and is hereby incorporated by reference into this Item 1.02. In connection with the termination of the Refinanced Credit Agreement, the subsidiary guarantees securing the obligations of the Company thereunder were terminated and released (the “Subsidiary Guarantee Release”).
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03
Item 8.01.    Other Events.
The subsidiary guarantees of the Company’s existing senior unsecured notes were automatically released in connection with the Subsidiary Guarantee Release, in accordance with the terms of the governing indentures.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of February 12, 2025, among Smithfield Foods, Inc. and certain subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party hereto, and the arrangers, bookrunners and other agents party thereto.

10.2
Second Amended and Restated Credit Agreement, dated as of May 21, 2021, among Smithfield Foods, Inc., certain subsidiaries, Bank of America, N.A. and the other lender parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form S-1 filed January 6, 2025).

10.3
Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of May 19, 2023, among Smithfield Foods, Inc., certain subsidiaries, Bank of America, N.A. and the other lender parties thereto (incorporated by reference to Exhibit 10.2 to the Company’s Form S-1 filed January 6, 2025).

10.4
Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated as of June 28, 2024, among Smithfield Foods, Inc., certain subsidiaries, Bank of America, N.A. and the other lender parties thereto (incorporated by reference to Exhibit 10.3 to the Company’s Form S-1 filed January 6, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: February 12, 2025	By:	/s/ Mark L. Hall
Mark L. Hall
Chief Financial Officer